Exhibit (d)(2)

COMMON STOCK                                   COMMON STOCK
Number                                         Shares
See Reverse For Certain Definitions            This certificate is transferable
                                               in Boston or in New York

                          JAPAN OTC EQUITY FUND, INC.

Acct. No. Alpha Code          A Maryland Corporation                      Cusip

This certifies that

is the owner of

    FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.10 PAR VALUE OF

                          Japan OTC Equity Fund, Inc.

         transferable on the books of said Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:                                                -------------------------
                                                      President

                               [Corporate Seal]

                                                      -------------------------
                                                      Secretary

Countersigned and Registered:

STATE STREET BANK AND TRUST COMPANY

Transfer Agent and Registrar

-------------------------
Authorized Signature



                          JAPAN OTC EQUITY FUND, INC.

         The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative participating, optional or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be made to the Secretary of the Corporation.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM--as tenants in common                        UNIF GIFT MIN ACT--
_______Custodian_______
                                                                (Cust) (Minor)

TEN ENT--as tenants by                under Uniform Gifts to Minors Act _______
         the entireties                                                 (State)

JT TEN --as joint tenants with right
                  of survivorship and not as
                  tenants in common

    Additional abbreviations may also be used though not in the above list.

         For value received,................. hereby sell, assign and transfer unto ___________________________

  PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________________________          _______ Shares
(Please print or typewrite name and address of assignee)

         of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________ Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated:__________________

                                    X:___________________________________

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever.